Financial:
Tito Lima
Chief Financial Officer
717-735-4547 or tllima@sterlingfi.com

Media:
Mike Lambert
Director of Communications
717-735-5558 or mwlambert@sterlingfi.com

FOR IMMEDIATE RELEASE

Sterling Financial Corporation of Lancaster, Pa., Nasdaq Additional Staff Determination Notice

LANCASTER, PA. (April 1, 2008) – Sterling Financial Corporation (NASDAQ: SLFI) announced today that on March 26, 2008, Sterling received a Nasdaq Additional Staff Determination indicating that Sterling was not in compliance with the filing requirements for continued listing on the Nasdaq Global Select market and therefore Sterling’s securities are subject to delisting. The notice was issued in accordance with standard Nasdaq procedures because Sterling did not file its Form 10-K for the year ended December 31, 2007.

On July 19, 2007, Sterling announced a definitive agreement to merge with The PNC Financial Services Group, Inc. (NYSE: PNC). Sterling’s shareholders approved the merger transaction on March 26, 2008 and financial closing is expected to occur in early April, at which time Sterling will request that its common stock be delisted from the Nasdaq Global Select market.

Sterling Financial Corporation (NASDAQ: SLFI) is a diversified financial services company based in Lancaster, Pa. Sterling Banking Services Group affiliates offer a full range of banking services in south-central Pennsylvania, northern Maryland and northern Delaware. The group also offers correspondent banking services in the mid-Atlantic region to other companies within the financial services industry, and banking related insurance services. Sterling Financial Services Group affiliates provide specialty commercial financing; fleet and equipment leasing; and investment, trust and brokerage services. Visit www.sterlingfi.com for more information.

Banking Services Group — Banks: Pennsylvania: Bank of Lancaster County*; Bank of Lebanon County*; PennSterling Bank*; and Pennsylvania State Bank*. Pennsylvania and Maryland: Bank of Hanover*. Maryland: Bay First Bank*. Delaware: Delaware Sterling Bank & Trust Company. Correspondent banking services: Correspondent Services Group (provider of Sterling services to other financial institutions). Insurance services: Lancaster Insurance Group, LLC (independent insurance agency) and Sterling Financial Settlement Services, LLC (title insurance agency).
*Divisions of BLC Bank, N.A.

Financial Services Group — Specialty commercial financing: Equipment Finance LLC* (commercial financing company for the soft pulp logging and land clearing industries, serving primarily the paper industry in the southeastern United States). Fleet and equipment leasing: Town & Country Leasing, LLC* (nationwide fleet and equipment leasing/financing company). Trust, investment and brokerage services: Sterling Financial Trust Company* (trust and investment services), Church Capital Management, LLC (registered investment advisor) and Bainbridge Securities Inc. (securities broker/dealer).

Forward-Looking Statements

This filing contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. These include statements as to the proposed benefits of the merger between Sterling and PNC (the “Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Merger as well as other statements of expectations regarding the Merger and any other statements regarding future results or expectations. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Sterling cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors, among others: the risk that the businesses of Sterling and PNC in connection with the Merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required governmental and stockholder approvals, and the ability to complete the Merger on the expected timeframe; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of Sterling and PNC to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in each company’s filings with the SEC. Sterling does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this filing.

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